UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2010

ZHONE TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-32743	22-3509099
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7001 Oakport Street

Oakland, California 94621

(Address of Principal Executive Offices, Including Zip Code)

(510) 777-7000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2010, Zhone Technologies, Inc., or Zhone, received a notice of resignation from Mahvash Yazdi resigning from Zhone’s Board of Directors, effective June 30, 2010. As previously reported in Zhone’s Form 8-K filed with the Securities and Exchange Commission on July 7, 2010, Ms. Yazdi was recently appointed to the Board to fill the vacancy created by the resignation of James H. Greene, Jr. Ms. Yazdi’s resignation did not result from any disagreement with Zhone on any matter relating to its operations, policies or practices. Rather, due to regulatory matters related to Ms. Yazdi’s current employment, she determined not to serve as a director of Zhone at this time. Ms. Yazdi and Zhone may determine to pursue such an appointment in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2010	Zhone Technologies, Inc.

	By	/s/ Kirk Misaka
Kirk Misaka
Chief Financial Officer